EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 33-78296, 33-84554, and 33-11765) of Hydron
Technologies, Inc. and the related prospectuses of our audit report dated December 19, 2007 with respect to the consolidated balance sheet at September 30, 2007 and consolidated statements of operations, changes in shareholders' equity and cash flows of Hydron Technologies, Inc. for the nine months ended September 30, 2007 and the year ended December 31, 2006 in the Form 10-KSB.

/s/ SHERB & CO., LLP

Boca Raton, Florida
December 19, 2007